UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2019 (May 1, 2019)
Date of Report (Date of Earliest Event Reported)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York 14513
(Address of principal executive offices) (Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value per share	ULBI	NASDAQ
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Acquisition of Southwest Electronic Energy Corporation

On May 1, 2019, Ultralife Corporation, a Delaware corporation (“Ultralife” or the “Company”), completed the acquisition of 100% of the issued and outstanding shares of Southwest Electronic Energy Corporation, a Texas corporation (“SWE”), for an aggregate purchase price of $25.0 million in cash, net of cash acquired and subject to customary post-closing working capital adjustments (the “SWE Acquisition”).

SWE is a leading independent designer and manufacturer of high-performance smart battery systems and battery packs to customer specifications using lithium cells.  SWE serves a variety of industrial markets, including oil & gas, remote monitoring, process control and marine, which demand uncompromised safety, service, reliability and quality.  The Company acquired SWE as a bolt-on acquisition to further support our strategy of commercial revenue diversification by providing entry to the oil and gas exploration and production, and subsea electrification markets, which are currently unserved by Ultralife.  Another key benefit includes obtaining a highly valuable technical team of battery pack and charger system engineers and technicians to add to our new product development-based revenue growth initiatives in our commercial end-markets particularly asset tracking, smart metering and other industrial applications.

The SWE Acquisition was completed pursuant to a Stock Purchase Agreement dated May 1, 2019 (the “Stock Purchase Agreement”) by and among Ultralife, SWE, Southwest Electronic Energy Medical Research Institute, a Texas non-profit (the “Seller”), and Claude Leonard Benckenstein, an individual (the “Shareholder”).

The aggregate purchase price for the SWE Acquisition was funded by the Company through a combination of cash on hand and borrowings under the Credit Facilities (as defined in Item 2.03 below).

The Stock Purchase Agreement contains customary terms and conditions including representations, warranties and indemnification provisions. A portion of the consideration paid to the Seller will be held in escrow for post-closing adjustments and indemnification purposes.

The foregoing description of the Stock Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Amended Credit Agreement

On May 1, 2019, Ultralife, SWE, and CLB, INC., a Texas corporation and wholly owned subsidiary of SWE (“CLB”), as borrowers, entered into the First Amendment Agreement (the “First Amendment Agreement”) with KeyBank National Association (“KeyBank” or the “Bank”), as lender and administrative agent, to amend the Credit and Security Agreement by and among Ultralife and KeyBank dated May 31, 2017 (the “Credit Agreement”, and together with the First Amendment Agreement, the “Amended Credit Agreement”).

The Amended Credit Agreement, among other things, provides for a five-year, $8.0 million senior secured term loan (the “Term Loan Facility”) and extends the term of the $30.0 million senior secured revolving credit facility (the “Revolving Credit Facility”, and together with the Term Loan Facility, the “Credit Facilities”) through May 31, 2022. Up to six months prior to May 31, 2022, the Revolving Credit Facility may be increased to $50.0 million with the Bank’s concurrence.

Upon closing of the SWE Acquisition on May 1, 2019, the Company drew down the full amount of the Term Loan Facility and $6.8 million under the Revolving Credit Facility. The remaining availability under the Revolving Credit Facility is subject to certain borrowing base limits based on receivables and inventories.

The Company is required to repay the borrowings under the Term Loan Facility in sixty (60) equal consecutive monthly payments commencing on May 31, 2019, in arrears, together with applicable interest. All unpaid principal and accrued and unpaid interest with respect to the Term Loan Facility is due and payable in full on April 30, 2024. All unpaid principal and accrued and unpaid interest with respect to the Revolving Credit Facility is due and payable in full on May 31, 2022. The Company may voluntarily prepay principal amounts outstanding at any time subject to certain restrictions.

In addition to the customary affirmative and negative covenants, the Company must maintain a consolidated fixed charge coverage ratio of equal to or greater than 1.15 to 1.0, and a consolidated senior leverage ratio of equal to or less than 2.5 to 1.0, each as defined in the Amended Credit Agreement.

Borrowings under the Credit Facilities are secured by substantially all the assets of the Company.

Interest will accrue on outstanding indebtedness under the Credit Facilities at the Base Rate or the Overnight LIBOR Rate, as selected by the Company, plus the applicable margin.  The Base Rate is the higher of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 50 basis points, and (c) the Overnight LIBOR Rate plus one hundred basis points.  The applicable margin ranges from zero to negative 50 basis points for the Base Rate and from 185 to 215 basis points for the Overnight LIBOR Rate and are determined based on the Company’s senior leverage ratio.

The Company must pay a fee of 0.1% to 0.2% based on the average daily unused availability under the Revolving Credit Facility.

Payments must be made by the Company to the extent borrowings exceed the maximum amount then permitted to be drawn on the Credit Facilities and from the proceeds of certain transactions. Upon the occurrence of an event of default, the outstanding obligations may be accelerated and the Bank will have other customary remedies including resort to the security interest the Company provided to the Bank.

The foregoing description of the Amended Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Amended Credit Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions, and covenants and is not intended to provide any other factual information respecting the Company or its subsidiaries. In particular the Amended Credit Agreement contains representations and warranties made to and solely for the benefit of the parties thereto, allocating among themselves various risks of the transaction. The assertions embodied in those representations and warranties may be qualified or modified by information in disclosure schedules that the parties have exchanged in connection with executing the Amended Credit Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended Credit Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in these documents as characterizations of the actual state of any fact or facts.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information related to the Stock Purchase Agreement disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.02 Results of Operations and Financial Condition

On May 2, 2019, Ultralife Corporation issued a press release regarding the financial results for its first quarter ended March 31, 2019, together with the completion of the SWE Acquisition on May 1, 2019. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The information set forth in this Item 2.02 and Exhibit 99.1 is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed as incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 2.03 Creation of a Direct Financial Obligation

The information related to the Amended Credit Agreement as defined and disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD

On May 2, 2019, Ultralife Corporation issued a press release announcing the completion of the SWE Acquisition on May 1, 2019, together with its financial results for its first quarter ended March 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed as incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01 Financial Statements, Pro Forma Financials and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by this item are not being filed herewith. The Company will file the required financial statements as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof and not later than 71 days after the date this Current Report on Form 8-K would otherwise be required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof and not later than 71 days after the date this Current Report on Form 8-K would otherwise be required to be filed.

(d) Exhibits

Exhibit Number	Exhibit Description
2.1*	Stock Purchase Agreement, dated May 1, 2019, by and among Ultralife Corporation, Southwest Electronic Energy Corporation, Southwest Electronic Energy Medical Research Institute, and Claude Leonard Benckenstein
10.1*	First Amendment Agreement, dated May 1, 2019, by and among Ultralife Corporation, Southwest Electronic Energy Corporation, CLB, INC., and KeyBank National Association
10.2	Intellectual Property Security Agreement, dated May 1, 2019, by and among Southwest Electronic Energy Corporation, and KeyBank National Association
10.3	Intellectual Property Security Agreement, dated May 1, 2019, by and among CLB, INC., and KeyBank National Association
10.4	Pledge Agreement, dated May 1, 2019, by and among Southwest Electronic Energy Corporation, and KeyBank National Association
10.5	Assumption and Joinder Agreement, dated May 1, 2019, by and among Ultralife Corporation, Southwest Electronic Energy Corporation, CLB, INC., and KeyBank National Association
10.6	Term Loan, dated May 1, 2019, by and among Ultralife Corporation, Southwest Electronic Energy Corporation, CLB, INC., and KeyBank National Association
99.1	Press Release of Ultralife Corporation dated May 2, 2019

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2019		ULTRALIFE Corporation

	By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer